UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 7/24/2026

OLENOX INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1207 N. FM 3083 Bldg. C

Conroe, TX 77304

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (936) 323-6332

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	OLOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2026, the Board of Directors of Olenox Industries, Inc. (the “Company”) appointed Kimberly Hawley as the Company’s Interim Chief Financial Officer, and entered into an employment agreement with Ms. Hawley (the “Employment Agreement”) to employ Ms. Hawley in such capacity for an initial term commencing on July 6, 2026 and ending December 31, 2026, and which Employment Agreement provides for an annual base salary of $250,000, and a restricted stock grant under the Company’s Stock Incentive Plan for $50,000 worth of shares of the Company’s common stock, vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

Kimberly Hawley, age 57, brings more than 30 years of executive financial leadership experience across public and private companies in the energy, oil and gas, logistics, environmental services, waste-to-energy, manufacturing, and technology sectors. Ms. Hawley also currently serves as Executive Vice President, Chief Financial Officer and Treasurer of Vivakor, Inc., a Nasdaq-listed energy infrastructure company. Throughout her career, Ms. Hawley has led complex financial organizations through transformational growth, mergers and acquisitions, SEC reporting, capital markets transactions, corporate governance initiatives, strategic financings, and post-acquisition integrations. She has successfully executed public and private debt and equity financings, including securing more than $120 million in long-term financing for major infrastructure projects and leading strategic capital raises to support corporate growth. She has worked extensively with boards of directors, auditors, legal counsel, lenders, and institutional investors while overseeing the financial operations of multi-entity organizations during periods of significant expansion and operational transformation. She has extensive experience leading SEC reporting, financial reporting, audit processes, corporate governance, treasury, investor relations, and strategic finance functions for Nasdaq-listed companies, helping organizations execute complex growth strategies and successfully integrate acquisitions. Ms. Hawley earned a Bachelor of Business Administration from Loyola University Chicago, a Master of Business Administration from Pepperdine University’s Graziadio Business School, and is a Certified Public Accountant (CPA).

Ms. Hawley is subject to a one-year post-termination non-compete and non-solicit of the Company’s employees and clients. Ms. Hawley is also bound by confidentiality provisions. Ms. Hawley will continue in her current role with Vivakor.

There are no family relationships between Ms. Hawley and any of the Company’s directors or executive officers. In addition, as set forth above, Ms. Hawley is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) or Regulation S-K.

The description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated July 24, 2026, between Olenox Industries, Inc. and Kimberly Hawley
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLENOX INDUSTRIES INC.

Dated: July 29, 2026	By:	/s/ Michael McLaren
Name: Michael McLaren
Title: Chief Executive Officer

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